Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Capita Research Group, Inc.
Blue Bell, Pennsylvania


         We consent to the inclusion of our report, dated March 19, 1999, on the consolidated financial statements of Capita Research Group, Inc. and Subsidiary, and to the reference to our Firm under the heading "Experts," in the
Registration Statement on Form SB-2, relating to registration of 5,380,000 shares of the Company's common stock.


                                                    /s/RUDOLPH, PALITZ LLC
                                                    ----------------------
                                                    Rudolph, Palitz LLC
Blue Bell, Pennsylvania
February 10, 2000